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                                  Letterhead

                                                                      Exhibit 11

                              ARTHUR ANDERSEN LLP







                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated December 5, 1995, and to all references to our firm included in or made part of this Registration Statement on Form N-1A of the Harris Associates Investment Trust (comprising the Oakmark Fund and the Oakmark International
Fund).


/s/ Arthur Andersen LLP
Chicago, Illinois,
March 28, 1996